United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

July 1, 2013

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

In this Current Report on Form 8-K, references to “Oak Ridge,” the “Company,” “we,” “us,” “our” and words of similar import refer to Oak Ridge Micro-Energy, Inc., a Colorado corporation and its subsidiaries, unless the context requires otherwise.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Current Report. We cannot assure you that the forward-looking statements in this Current Report will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 1, 2013, we entered into a Private Placement Subscription Agreement (the “Subscription Agreement”) whereby Precept Fund Management Segregated Portfolio Corporation, of George Town, Grand Cayman, Cayman Islands (“Precept”), subscribed to purchase 13,888,888 shares of our common stock comprised of “restricted securities” defined under Securities and Exchange Commission (the “SEC”) Rule 144 in consideration of an aggregate of $2,500,000 or approximately $0.18 per shares.  These shares were offered and sold pursuant to an exemption from registration under the Securities Act, under Sections 4(2) and 4(6) thereof and SEC Regulation D and SEC Rule 506 and SEC Regulation S as applicable.

Jeffrey J. Flood, our President, Secretary, Treasurer and a director, is a director and 50% owner of Precept, who introduced us to Precept, though he did not participate in Precept’s Board’s decision to execute and deliver the Subscription Agreement.

Under the Subscription Agreement, the parties agreed that the Board of Directors would be expanded by two nominees of Precept (see Item 5.02); that future changes in the Board would be subject to Precept’s approval (it is anticipated that Newmark Investment Limited (“Newmark”), our principal stockholder, which owns in excess of a majority of our outstanding voting securities, will sign a Voting Agreement to that effect); that the Company sell or spin-off its wholly-owned subsidiary, Carbon Strategic Pte Ltd., a Singapore corporation; that the name of the Company be changed to “Oakridge Energy Technologies, Inc.”; the implementation of a business development strategy to achieve our previously announced desire to seek a listing of our common stock on the NASDAQ Market and to implement a dual-listing of our common stock on an international exchange such as London’s Alternative Investment Market (“AiM’); and that the funding be used for implementing an agreed upon business plan and working capital.  The Subscription Agreement contained other customary representations and warranties of the parties, including certain objectives of the parties in furtherance of the Company’s planned expanded business optimization to include four business lines, of solid state batteries, high energy batteries, thermal batteries and super-capacitors.  A copy of the Subscription Agreement is filed as an Exhibit to this Current Report.  See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effecitve July 1, 2013, we increased the size of our Board of Directors from two to four and appointed two new directors, Tomokazu Oishi and Bryan Urban, the appointment of whom was a condition to the Subscription Agreement described in Item 1.01.

Mr. Oishi is self employed as an advisor and is currently a principal in the Horizon Investment Group and Falcon Investment Group.  He also serves as President and CEO of Global Holdings Corp., Chairman for World Ecology Inc., President and CEO of Falcon Investments Limited and Chairman for Maxtar Investment Co., Ltd.  Mr. Oishi has a wide range of corporate management and finance experience, both as a senior executive as well as an entrepreneur.

Mr. Urban is currently the Managing Partner at Silveron Capital Partners where he heads up a boutique investment banking and advisory team specializing in financing and M&A transactions for power and alternative energy companies.  He founded Silveron in 2006 and is responsible for the firm’s strategic initiatives, client development and deal execution.  Mr. Urban has over 20 years of energy development, finance and operational experience covering a broad array of power generation and energy infrastructure assets in the Americas and Asia/Pacific region.  Mr. Urban also has many years of hands-on development and operational experience as the CFO of Panda Energy International, an independent power company active throughout the world and understands both demands of a growing energy company and the needs of capital investors.  Early in his career, he spent five years with Arthur Andersen, where he was involved with both audit engagements and M&A transactions.  Mr. Urban is a CPA and earned a Bachelor of Science from Indiana University.

No compensation arrangements have been made regarding service on the Board of Directors for either of these persons.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

10

Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	July 8, 2013	By:	/s/ Mark Meriwether
Mark Meriwether
Vice President and Director